Exhibit 10.1

CELLDEX THERAPEUTICS, INC.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Subscription Agreement”) is made as of October 15, 2014 (the “Effective Date”) by and between BIOSYN Corporation (“BIOSYN”) and Celldex Therapeutics, Inc. (“Celldex”).

Section 1.                                          Subscription.  Reference is made to the THIRD AMENDED AND RESTATED SUPPLY AGREEMENT, dated as of October 15, 2014 (the “Supply Agreement”), between BIOSYN and Celldex.  Pursuant to Section 5.9 of the Supply Agreement as additional compensation to BIOSYN, on the Effective Date, Celldex shall issue to BIOSYN a number of shares of common stock of Celldex determined by dividing (x) $2,000,000.00 by (y) the ten (10) day average closing price of the common stock of Celldex (ticker symbol CLDX) ending one (1) day prior to the Effective Date.  BIOSYN, intending to be legally bound, hereby irrevocably enters into this Subscription Agreement for shares of common stock, par value $0.001 per share (the “Shares”) of Celldex.  BIOSYN acknowledges and agrees that upon BIOSYN’s receipt of the Shares, Celldex shall have no further obligations to make any payments to BIOSYN pursuant to Section 5.9 of the Supply Agreement.

Section 2.                                          Representations and Warranties of BIOSYN.  BIOSYN hereby represents, warrants, acknowledges and agrees as follows as of the date hereof and as of each date on which Shares are issued to BIOSYN:

A.            BIOSYN is a corporation duly organized, validly existing and in good standing under the laws of the State of California.  BIOSYN has all requisite corporate power and authority to execute, deliver and perform its obligations under this Subscription Agreement, and this Subscription Agreement has been duly authorized and validly executed and delivered by BIOSYN.  All corporate actions on the part of BIOSYN necessary for the authorization, execution, delivery of and the performance of all obligations of BIOSYN under this Subscription Agreement have been taken.

B.            The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  BIOSYN understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof and the provisions of Regulation D promulgated thereunder and Section 18(b)(3) thereof, based, in part, upon the representations, warranties and agreements of BIOSYN contained in this Subscription Agreement.

C.            The Shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.  Legends shall be placed on the Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in Celldex’s books and records.  Stop transfer instructions will be placed with the transfer agent of the securities constituting the Shares.

D.            BIOSYN is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and BIOSYN has no present intention of selling, granting any participation in, or otherwise distributing the same. BIOSYN further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares.

E.             BIOSYN has had a reasonable opportunity to ask questions of and receive answers from [a] person[s] acting on behalf of Celldex concerning the business, financial condition, results of operations and prospects of Celldex, and all such questions have been answered to the full satisfaction of BIOSYN.  BIOSYN is satisfied that it has received adequate information with respect to all matters which it considers material to its decision to make this investment

F.              BIOSYN can protect its own interests. BIOSYN has such knowledge and experience in financial and business matters so that BIOSYN is capable of evaluating the merits and risks of its investment in Celldex.  BISOYN understands and acknowledges that an investment in Celldex is highly speculative and involves substantial risks, including, but not limited to, the risk factors set forth in Celldex’s SEC filings. BIOSYN’s financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time.

G.            BIOSYN is an “accredited investor” as defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

Section 3.                                          Lock-up Agreement.  BIOSYN hereby agrees that, during the twelve (12) month period commencing on the Effective Date of the Supply Agreement (the “Stockholder Lock-Up Period”), BIOSYN will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of the Covered Shares, or any options or warrants to purchase any of the Covered Shares, or any securities convertible into, exchangeable for or that represent the right to receive any of the Covered Shares. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Covered Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Covered Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Covered Shares.  “Covered Shares” means [insert number that is 50% of the shares] of the Shares.  Celldex may impose stop-transfer instructions with respect to any Shares subject to the foregoing restriction until the end of the Stockholder Lock-Up Period.

Section 4.                                          Representations and Warranties of Celldex

A.                                                                                    Celldex is duly organized, validly existing and in good standing under the laws of the state of Delaware, and has full power and authority pursuant to the applicable corporate laws of the state of Delaware to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties.

B.                                                                                    Celldex has the requisite corporate power and authority to execute, deliver and perform its obligations under this Subscription Agreement.  All corporate action on the part of Celldex and its officers, directors and stockholders necessary has been taken for:  (i) the authorization of the Subscription Agreement and the performance of all obligations of Celldex hereunder; and (ii) the authorization, sale, issuance and delivery of the Securities pursuant to the Subscription Agreement.  The Shares, when issued pursuant to and in accordance with the terms of this Subscription Agreement and, upon delivery, shall be validly issued and outstanding, fully paid and non assessable.

C.                                                                                    The Subscription Agreement will constitute, valid and legally binding obligations of Celldex and is enforceable against Celldex in accordance with its terms, except :  (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (b) general principles of equity that restrict the availability of equitable or legal remedies

D.                                                                                    Celldex is subject to the reporting requirements under Securities Exchange Act of 1934 (the “Exchange Act”).  Celldex has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months preceding the date hereof, or such shorter period of time that Celldex was subject to such filing requirements.  As of their respective dates, the reports filed by Celdlex with the SEC complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

E.                                                                                     Celldex agrees to cooperate with BIOSYN in connection with all resales of Shares pursuant to Rule 144.  In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, Celldex may require the transferor to provide to Celldex an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to Celldex, to the effect that such transfer does not require registration under the Shares.

Section 5.                                          Indemnification.  Each of BIOSYN and Celldex agrees to indemnify and hold harmless the other and its officers, directors, employees and affiliates against all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty or breach by BIOSYN or Celldex, as the case may be, of any representation, warranty, covenant or agreement made by BIOSYN or Celldex herein or in any other document delivered in connection with this Subscription Agreement.

Section 6.                                          Registration Rights.

A.                                    Registration.  As promptly as practicable, Celldex shall use commercially reasonable efforts prepare and file with the SEC a prospectus supplement (the “Prospectus Supplement”) to its Registration Statement on Form S-3 (File No. 333-192640) or such other registration statement on Form S-3 that may be effective at the time (the “Registration Statement”) covering the resale of the Registrable Shares for an offering to be made on a continuous basis pursuant to Rule 415.  “Registrable Shares” means the Shares less the Covered Shares.  Celldex’s obligation to register the Registrable Shares shall cease upon the earlier of (i) the date that all Registrable Shares covered by such Prospectus Supplement have been sold, (ii) the date that all Registrable Shares covered by such Prospectus Supplement can be sold publicly without restriction or limitation under Rule 144 (including, without limitation, the requirement to be in compliance with Rule 144(c)(1)) or (iii) the date that is two (2) years following the date hereof (the period ending on the earliest of such dates, the “Effectiveness Period”).

B.                                    Registration Procedures.  In connection with Celldex’s registration obligations hereunder, Celldex shall:

(i)                                     Not less than five (5) Trading Days prior to the filing of the Prospectus Supplement or any amendment or supplement thereto, furnish via email to BIOSYN copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of BIOSYN.

(ii)                              Notify BIOSYN as promptly as reasonably possible of any of the following events: (i) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any proceedings for that purpose; (ii) Celldex receives notice of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose; (iii) the financial statements included in any Registration Statement become ineligible for inclusion therein or (v) Celldex becomes aware that any Registration Statement or Prospectus Supplement or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii)                               It shall be a condition precedent to the obligations of Celldex to complete the registration of the Registrable Shares pursuant to this Agreement that BIOSYN furnish to Celldex the information that Celldex reasonably requests with respect to BIOSYN, the Registrable Shares, and other securities held by BIOSYN and the intended method of disposition of the Registrable Shares held by BIOSYN (if different from the Plan of

Distribution set forth in the Registration Statement) as shall be reasonably required to effect the registration of such Registrable Shares and shall complete and execute such documents in connection with such registration as Celldex may reasonably request.

C.                                    Indemnification by BIOSYN.  BIOSYN shall indemnify and hold harmless Celldex, its directors, officers, agents and employees, each person who controls Celldex (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus or Prospectus Supplement, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by BIOSYN in writing to Celldex for inclusion in such Registration Statement or such Prospectus or such Prospectus Supplement or to the extent that such information relates to BIOSYN or BIOSYN’s proposed method of distribution of Registrable Shares and was reviewed and expressly approved by BIOSYN for use in the Registration Statement or Prospectus or Prospectus Supplement.  In no event shall the liability of BIOSYN hereunder be greater in amount than the dollar amount of the net proceeds received by BIOSYN upon the sale of the Registrable Shares giving rise to such indemnification obligation.

Section 7.                                          Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given: (a) if to Celldex, at the address set forth in the Supply Agreement, or (b) if to BIOSYN, at the address set forth in the Supply Agreement (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section).  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

Section 8.                                          Assignability.  This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by BIOSYN and the transfer or assignment of the Shares shall be made only in accordance with all applicable laws and the terms of this Subscription Agreement.

Section 9.                                          Governing Law.  This Subscription Agreement and all matters arising, directly or indirectly, herefrom are governed by, and shall be construed in accordance with Delaware law.  Each party irrevocably waives any objection which it might at any time have to the courts of Delaware being nominated as the forum to hear and determine any proceedings and to settle any disputes and agrees not to claim that the courts of Delaware are not a convenient or appropriate forum.  Each party agrees that the process by which any proceedings are begun in Delaware may be served on BIOSYN by being delivered in accordance with Section 5 above. Nothing contained in this paragraph shall affect the right to serve process in any other manner permitted by law.  This Subscription Agreement is drawn up in the English language and if this Subscription Agreement is translated into any language other than the English language this version shall prevail.

Section 10.                                   Confidentiality.  BIOSYN acknowledges and agrees that any information or data it has acquired from or about Celldex, not otherwise properly in the public domain, was received in confidence.  BIOSYN agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of Celldex or for the benefit of any other person or persons, or misuse in any way, any confidential information of Celldex, including any scientific, technical, trade or business secrets of Celldex and any scientific, technical, trade or business materials that are treated by Celldex as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to Celldex and confidential information obtained by or given to Celldex about or belonging to third parties.

Section 11.                                   Miscellaneous.  This Subscription Agreement constitutes the entire agreement between BIOSYN and Celldex with respect to the subject matter hereof and supersedes all prior oral, electronic or written agreements and understandings, if any, relating to the subject matter hereof.  The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.  Each party’s covenants, agreements, representations and warranties made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Shares.  Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.  This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Subscription Agreement may also be executed via facsimile or pdf, which shall be deemed an original.  Any provision of this Subscription Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.  Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

[Signature Page to Follow]

As WITNESS the hands of the Parties or their duly authorized representatives the day and year first above written.

Signed by:	/s/ Anthony S. Marucci
for and behalf of
CELLDEX THERAPEUTICS, INC.

Signed by:	/s/ Shammana Muddukrishna
for and behalf of
BIOSYN CORPORATION